Exhibit 21.1

Subsidiaries of the Registrant

Wells Operating Partnership II, L.P. (“Wells OP II”)

Wells REIT II – 80 M Street, LLC

Wells REIT II – 100 East Pratt LLC

100 East Pratt Street Business Trust

Wells TRS II, LLC

Wells REIT II – 2000 Park Lane Business Trust

Wells REIT II Texas, Inc

Indirect Subsidiaries of the Registrant

Wells TRS II – Fitness, LLC

Wells TRS II – Hotel, LLC

Wells TRS II – Concierge, LLC

Direct Subsidiaries of Wells OP II

(each single member LLCs)

Wells REIT II – Republic Drive, LLC

Wells REIT II – 9 Technology Drive, LLC

Wells REIT II – 180 Park Avenue, LLC

Wells One West Fourth, LLC

Wells REIT II – Opus/Finley Portfolio, LLC

Wells REIT II – Wildwood Properties, LLC

Wells REIT II – 2500 Windy Ridge Parkway, LLC

Wells REIT II – 4100/4300 Wildwood Parkway, LLC

Wells REIT II – 4200 Wildwood Parkway, LLC

Wells REIT II – Emerald Point, LLC

Wells REIT II – Emerald Point , LP

Wells REIT II – Gaithersburg MD, LLC (formerly known as MR 270 NMD I, LLC)

Wells REIT II – Corridors III, LLC

Wells REIT II – Highland Landmark III, LLC

Wells REIT II – 180 Park Avenue 105, LLC

Wells REIT II – 180 Park Avenue B105, LLC

Wells Governor’s Pointe 4241 Irwin Simpson, LLC

Wells Governor’s Pointe 8990 Duke, LLC

Wells REIT II – 5995 Opus Parkway, LLC

Wells REIT II – 215 Diehl Road, LLC

Wells REIT II – 8909 Purdue Road, LLC

Wells REIT II – 180 East 100 South, LLC

Wells REIT II – Robbins Road, LLC

Wells Robbins Road, LLC

2420 Lakemont Avenue MM, LLC

Wells REIT II – University Circle, LP

Wells REIT II – University Circle, LLC

Wells REIT II – Key Center, LLC

Wells REIT II – MacArthur Ridge I, LLC

Wells REIT II – MacArthur Ridge I, LP

Wells REIT II – 5 Houston Center, LP

Wells REIT II – Tampa Commons, LLC

Wells REIT II – LakePointe 3, LLC

Wells REIT II – LakePointe 5, LLC

Wells REIT II – Utah Parking, LLC

Indirect Subsidiaries of Wells OP II

Wells REIT II/Lincoln – Highland Landmark III, LLC

Nashoba View Ownership, LLC

2420 Lakemont Avenue, LLC

Key Center Properties, LLC

Key Center Lessee Limited Partnership